From:

Ameritrans Capital Corporation
For More Information Contact:
Gary Granoff
1-(800)-214-1047


For Immediate Release


Ameritrans Reports Fourth Quarter and Fiscal Year June 30, 2005 Results



New York, NY, November 15, 2005 - Ameritrans Capital Corporation
(NASDAQ: AMTC, AMTCP, AMTCW) today reported financial results for the quarter ended September 30, 2005. For the Company's first fiscal quarter, total investment income was flat at $1.281 million compared to $1.281 million during the prior comparable period. Interest income increased by $20,726 over the comparable prior period, while fees and other income decreased by $18,239. Leasing income decreased by $2,069 over the comparable period.


Ameritrans reported a net loss of ($75,431) available to common shareholders for the first quarter of fiscal year 2006 or ($0.03) versus a net profit of $337 or $0.00 per basic and diluted common share for the same period of fiscal year 2005. On an operating basis, before payment of the Company's preferred stock dividends, but after provisions for income tax, the Company reported an operating profit of $8,944 for the quarter ended September 30, 2005 compared to an operating profit of $84,612 during the quarter ended September 30, 2004.

The Company's net loan portfolio at September 30, 2005 was $51.4 million versus $47.7 million at September 30, 2004.


Commenting on the results, Gary C. Granoff, Ameritrans' president said, "During the first fiscal quarter September 30, 2005, our earnings were negatively impacted by an increase in our interest expense of $157,117 over our interest
expense for the first quarter ended September 30, 2004.    In addition other
administrative expenses increased by $36,321 during the quarter ended
September 30, 2005 as compared to the quarter ended September 30, 2004.
In comparing the two quarters we were positively impacted during the quarter ended September 30, 2005 by a reduction in professional fees of $65,752, and we were positively impacted by a reduction in write off and depreciation on interest and loans receivable of $65,670."

Granoff further stated "We are continuing to take measures to build our loan portfolio on a conservative but profitable basis which should have a beneficial effect by increasing our gross income as transactions are completed.
Our new loans in the diversified business loan area are being done on an adjustable basis so that periodically (quarterly, semi-annually or annually, depending on the terms of the respective transactions) we will be adjusting the interest rate payable by the borrower to current market rates. Our margins have been decreased by the numerous increases in short term market rates of interest charged by our banks. To partially offset anticipated future increases in short term interest rates, the Company recently completed two separate $5,000,000 interest rate swaps to lock in rates of 6.20% for a two year period and 6.23% for a three year period starting from mid
October, 2005. The interest rate swaps should assist the Company in controlling its interest costs on the floating portion of its bank debt against continued upward increases in interest rates."

Granoff added: "Our Chicago taxi medallion loan portfolio has continued to improve, and the Chicago taxi industry has stabilized. Our lending operations in Chicago have continued to produce new loan activity.
In addition, during the quarter ended September 30, 2005, we were able to complete closings on the sale of nineteen (19) medallions being foreclosed in our Chicago taxi medallion loan portfolio that were pending at June 30, 2005. During the quarter we were also able to execute contracts with two purchasers to sell an additional eleven (11) foreclosed Chicago medallions. Presently, we are negotiating the sale of an additional six (6) Chicago medallions being foreclosed, and we anticipate that we may be able to complete these transactions totaling sales of seventeen (17) foreclosed medallions by the end of January 2006. If we are able to complete the sale of seventeen (17) medallions then the sales of all medallions being foreclosed by the Company in Chicago at September 30, 2005 will have been completed."


Ameritrans Capital Corporation is a specialty finance company engaged in making loans to, and investments in, small businesses. Ameritrans' wholly-owned subsidiary, Elk Associates Funding Corporation, has been licensed by the United Stated Small Business Administration (the "SBA") as a Small Business Investment Company since 1980. The company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY, 10017.

# # #

This announcement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS




      	September 30, 2005 (Unaudited) and June 30, 2005


                                     ASSETS
                                   September 30, 2005           June 30, 2005

  Loans receivable                     $51,503,498              $52,060,254
  Less: unrealized
  depreciation on
  loans receivable                        (150,000)                (150,000)

  Loans receivable, net                 51,353,498               51,910,254

  Cash and cash equivalents                634,524                  327,793

  Accrued interest receivable, net
  of unrealized depreciation of
  $92,000 and $30,500, respectively        677,981                  756,701


  Assets acquired in satisfaction
  of loans                                 384,528                  384,528


  Receivables from debtors on sales of
  assets acquired in satisfaction
  of loans                                 414,475                  455,184


  Equity securities                        857,364                  908,457

  Furniture, equipment and leasehold
  improvements, net                        312,957                  329,573

  Medallions Under Lease                 2,224,701                2,282,201

  Prepaid expenses and other assets        543,462                  531,904

               TOTAL ASSETS            $57,403,490              $57,886.595


    AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS

      September 30, 2005 (Unaudited) and June 30, 2005

           LIABILITIES AND STOCKHOLDERS' EQUITY


                                    September 30,2005        June 30, 2005

  LIABILITIES
    Debentures payable to SBA          $12,000,000          $12,000,000

    Notes payable, banks                29,650,652	     29,770,652

    Accrued expenses and other
    liabilities                    	   497,786		604,942

    Accrued interest payable               126,860	  	256,285

        Dividends payable                   84,375               84,375

            TOTAL LIABILITIES           42,359,673	     42,716,254


  COMMITMENTS AND CONTINGENCIES
(Notes 3,4 and 5)

  STOCKHOLDERS' EQUITY
    Preferred stock 500,000
     shares authorized, none issued
     or outstanding                              -                    -

  9 3/8% cumulative participating
      callable preferred stock $.01 par
      value, $12.00 face value, 500,000
      shares authorized; 300,000 shares
      issued and outstanding             3,600,000            3,600,000

   Common stock, $.0001 par value:
      5,000,000 shares authorized;
      2,045,600 shares issued,
      2,035,600 outstanding                    205                  205

     Additional paid-in-capital         13,869,545           13,869,545
     Accumulated deficit                (2,202,565)	     (2,127,134)
     Accumulated other
      comprehensive loss            	  (153,368)	       (102,275)

                                        15,113,817           15,240,341

    Less: Treasury stock, at cost,
      10,000 shares of common stock        (70,000)             (70,000)

       TOTAL STOCKHOLDERS' EQUITY    	15,043,817	     15,170,341

       TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY     $57,403,490          $57,886,595


      AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF OPERATIONS


For the Three Months Ended September 30, 2005 and 2004
                        (Unaudited)

                                Three Months   Three Months
                                    Ended           Ended
                                   Sept 30,       Sept 30,
                                     2005            2004
  INVESTMENT INCOME
   Interest on loans receivable    $1,149,783     $1,129,057
   Fees and other income               82,301	     100,540
   Leasing income                      49,468	      51,537
      TOTAL INVESTMENT INCOME       1,281,552	   1,281,134


  OPERATING EXPENSES
    Interest                          539,273	     382,156
    Salaries and employee benefits    276,238	     262,664
    Occupancy costs                    54,716	      49,183
    Professional fees                  69,812	     135,564
    Other administrative expenses     281,789	     245,468
    Loss and impairments on
    assets acquired in
       satisfaction of loans, net       3,000         10,393
    Foreclosure expenses                2,208	       5,000
    Write off and depreciation
       on interest and loans
       receivable                      35,848        101,518
       TOTAL OPERATING EXPENSES     1,262,884      1,191,946
          OPERATING INCOME             18,668         89,188

  OTHER EXPENSE
Equity in loss of investee              -             (2,011)

 TOTAL OTHER EXPENSE                 	    -         (2,011)
 INCOME BEFORE PROVISION
    FOR INCOME TAXES                   18,668         87,177

  PROVISION FOR INCOME TAXES        	9,724	       2,465
  NET INCOME                        $   8,944      $  84,712
  DIVIDENDS ON PREFERRED STOCK      $ (84,375)     $ (84,375)
  NET (LOSS) INCOME AVAILABLE TO
   COMMON SHAREHOLDERS              $ (75,431)     $     337

WEIGHTED AVERAGE SHARES OUTSTANDING

  - Basic                            2,035,600      2,035,600
  - Diluted                          2,035,600      2,035,600

  NET LOSS PER COMMON SHARE
  - Basic                           $    (0.03)    $    (0.00)
  - Diluted                         $    (0.03)    $    (0.00)
